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                                                                EXHIBIT 16.1


[ERNST & YOUNG LLP LETTERHEAD]


January 13, 2000



Mr. Robert P. Pinkas, Chairman and Chief Executive Officer
Mr. Tab A. Keplinger, Chief Financial Officer
Brantley Capital Corporation
Suite 1150
20600 Chagrin Boulevard
Cleveland, Ohio  44122

Dear Messrs. Pinkas and Keplinger:

This is to confirm that the client-auditor relationship between Brantley Capital Corporation (Commission File Number 814-00127) and Ernst & Young LLP has ceased.

                                                Very truly yours,


                                                /s/ Ernst & Young LLP
                                                Ernst & Young LLP

Copy to Office of the Chief Accountant
        SECPS Letter File
        Securities and Exchange Commission
        Mail Stop 11-3
        450 Fifth Street, N.W.
        Washington, D.C. 20549